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                                                                   Exhibit 23.02


   Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan of Transmeta Corporation of our report dated March 3, 2004, with respect to the consolidated financial statements of Transmeta Corporation included in the Annual Report (Form 10-K) for the year ended December 26, 2003, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

San Jose, California
August 3, 2004